UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2009
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

Oriental Center Professional Office Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 29, 2009, Oriental Financial Group Inc. (the “Group”) announced the appointment of César Ortiz as Senior Vice President and Controller of the Group. Other appointments were also announced by the Group on that date. All of the appointments are effective on January 1, 2010. Attached hereto is a copy of the Group’s press release in connection with such appointments.
     Mr. Ortiz (age 35) was the Group’s Chief Risk Officer from 2007 through 2009. Prior to joining the Group, Mr. Ortiz worked at Doral Financial Corporation as Chief Accounting Officer and Controller. He started his career in the financial services industry as Senior Manager at PricewaterhouseCoopers LLP. Mr. Ortiz received his Bachelors Degree in Business Administration from the University of Puerto Rico in 1997 and his Juris Doctor from the Interamerican University in 2005. He is licensed to practice law in the Commonwealth of Puerto Rico. He is also a Certified Public Accountant, a Certified Management Accountant, a Certified Financial Manager and a Certified Banking Auditor.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

99	Press release dated December 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Group has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: December 30, 2009	By:	/s/ Carlos O. Souffront Carlos O. Souffront
General Counsel and Secretary
of the Board of Directors